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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We consent to the incorporation by reference in this Current
Report on Form 8-K of Racing Champions Corporation, Inc. of our report dated April 22, 1998, on our audits of the consolidated financial statements of Wheels Sports Group,Inc. as of December 31, 1996 and for the three years ended December 31, 1996 and the financial statements of High Performance Sports Marketing Inc. as of September 30, 1997 and December 31, 1996 and for the nine months ended September 30, 1997 and for the year ended December 31, 1996 appearing in the Registration Statement on Form S-4 dated April 23, 1998 of Racing Champions Corporation, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

        We also consent to the incorporation by reference in (i) the Registration Statements on Form S-8 (File Nos. 333-50957 and 333-50959) filed on April 24, 1998, (ii) the Registration Statement on Form S-8 with respect to the Wheels Sports Group, Inc. 1996 Omnibus Stock Plan filed on June 29, 1998, and (iii) the Registration Statement on Form S-8 with respect to the Racing Champions Corporation Stock Incentive Plan filed on June 29, 1998, of our report dated April 22, 1998, on our audits of the consolidated financial statements of Wheels Sports Group, Inc. as of December 31, 1996 and for the three years ended December 31, 1996 and the financial statements of High Performance Sports Marketing Inc. as of September 30, 1997 and December 31, 1996 and for the nine months ended September 30, 1997 and for the year ended December 31, 1996 which reports are incorporated by reference in this Form 8-K.




/s/ Coopers & Lybrand L.L.P.
COOPERS & LYBRAND L.L.P.
Greensboro, North Carolina
June 29, 1998